EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT
                       LIGAND PHARMACEUTICALS INCORPORATED
                              LIST OF SUBSIDIARIES

Name                                               Jurisdiction of Incorporation
--------                                           -----------------------------
Glycomed Incorporated                                California
Allergan Ligand Retinoid Therapeutics, Inc.          Delaware
Ligand Pharmaceuticals International, Inc.           Delaware
Ligand JVR, Inc.                                     Delaware
Seragen Incorporated                                 Delaware
Seragen Technology, Inc.                             Delaware
Ligand Pharmaceuticals (Canada) Incorporated         Saskatchewan, Canada
Ligand Pharmaceuticals UK Limited                    United Kingdom